Exhibit 99.1

Viad Corp Reports 2024 First Quarter Results

▪
Pursuit delivered 14% revenue growth and successfully launched new attraction
▪
GES drove margin expansion with healthy revenue growth
▪
Maintain outlook for strong full year growth as positive trends continue for both businesses

SCOTTSDALE, May 2, 2024 -- Viad Corp (NYSE: VVI), a leading global provider of extraordinary experiences, including attractions, hospitality, exhibition management services, and experiential marketing, today reported results for the 2024 first quarter.

Steve Moster, Viad’s President and Chief Executive Officer, commented, “We delivered solid first quarter results that were in line with our expectations. Pursuit's 14% revenue growth during the seasonally slower quarter was driven by strong attractions performance, including an impressive launch of our new FlyOver Chicago attraction. GES continues to deliver strong profitable growth, with a 70 basis point year-over-year improvement in its Adjusted EBITDA margin.”

Moster continued, "With accelerating business activity ahead and signs of robust demand for our extraordinary experiences at both Pursuit and GES, our favorable full year outlook remains unchanged. We continue to expect year-over-year consolidated adjusted EBITDA growth of approximately 16% to 30% in 2024 with strong free cash flow.”

Financial Highlights

	Three months ended March 31,
(in millions, except per share data)	2024	2023	$ Change	% Change

Revenue	$273.5	$260.8	$12.7	4.9%
Pursuit Revenue	37.2	32.7	4.6	14.0%
GES Revenue	236.3	228.1	8.1	3.6%
Net Loss Attributable to Viad	$(25.1)	$(20.9)	$(4.2)	(20.4%)
Adjusted Net Loss*	(21.7)	(22.0)	0.3	1.2%
Diluted EPS Attributable to Viad	$(1.29)	$(1.10)	$(0.19)	(17.3%)
Adjusted Diluted EPS*	(1.13)	(1.15)	0.02	1.7%
Consolidated Adjusted EBITDA*	$4.3	$3.4	$0.9	27.1%
Pursuit Adjusted EBITDA*	(11.1)	(10.3)	(0.8)	(8.1%)
GES Adjusted EBITDA*	18.9	16.7	2.2	13.0%
Corporate Adjusted EBITDA*	(3.5)	(3.0)	(0.4)	(13.8%)

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

In addition to the commentary below, further information regarding our financial results, trends, and outlook are available in a supplemental earnings presentation, which can be accessed on the “Investors” section of our website, and in the financial tables accompanying this press release.

First Quarter Results

▪
Revenue of $273.5 million increased $12.7 million (4.9%) from the 2023 first quarter.
o
Pursuit revenue of $37.2 million increased $4.6 million (14.0%) year-over-year primarily due to growth at our year-round attractions, with particularly strong demand for Sky Lagoon in Iceland and the opening of FlyOver Chicago on March 1.
o
GES revenue of $236.3 million increased $8.1 million (3.6%) year-over-year primarily due to continued underlying growth that more than offset a $4 million decline due to the timing of major non-annual shows.
▪
Net loss attributable to Viad of $25.1 million increased $4.2 million from the 2023 first quarter primarily due to higher non-operational items and income tax expense.
o
Adjusted net loss* of $21.7 million improved $0.3 million primarily due to stronger consolidated Adjusted EBITDA and lower interest expense, partially offset by higher depreciation expense.
▪
Consolidated adjusted EBITDA* of $4.3 million increased $0.9 million from the 2023 first quarter.
o
Pursuit adjusted EBITDA* of negative $11.1 million declined by $0.8 million year-over-year primarily reflecting increased operating costs to support higher business volume.
o
GES adjusted EBITDA of $18.9 million increased $2.2 million year-over-year primarily due to higher revenue and improved margin.

Cash Flow and Balance Sheet Highlights

▪
Our cash flow from operations was an outflow of $7.5 million for the first quarter.
▪
Our capital expenditures for the first quarter totaled $20.7 million, comprising $16.4 million for Pursuit (inclusive of about $8 million for growth projects) and $4.3 million for GES.
▪
Our debt proceeds (net) totaled $26.3 million for the first quarter.
▪
Our total liquidity was $137.2 million at March 31, 2024, comprising cash and cash equivalents of $48.8 million and $88.4 million of capacity available on our revolving credit facility.
▪
Our debt was $488.4 million, and our net leverage ratio was 2.7 at the end of the first quarter.

2024 Outlook

Our guidance for Viad consolidated, Pursuit, and GES is as follows:

(in millions)	Second Quarter	Full Year
Viad Consolidated
Revenue	$352 to $377	Up high-single to low-double digits
Adjusted EBITDA	$51 to $59	$171 to $191
Cash flow from Operations	$35 to $45	$120 to $140
Capital Expenditures	$20 to $25 (including growth capex of ~$5)	$65 to $70 (including growth capex of ~$20)
Pursuit
Revenue	$92 to $97	Up mid-single digits
Adjusted EBITDA	$20 to $24	$105 to $115
GES
Revenue	$260 to $280	Up low-double digits
Adjusted EBITDA	$34.5 to $38.5	$80 to $90

Conference Call Details

Management will host a conference call to review first quarter 2024 results on Thursday, May 2, 2024, at 5 p.m. (Eastern Time).

The conference call can be accessed with operator assistance by calling (404) 975-4839 or (833) 470-1428 and entering the access code 618108.

To avoid wait time and bypass speaking with an operator to join the call, participants can pre-register using the following registration link: https://www.netroadshow.com/events/login?show=3867cd9c&confId=63312. After registering, a calendar invitation will be sent that includes dial-in information as well as unique codes for entry into the live call. We recommend that you register in advance to ensure access for the full call.

A live audio webcast of the call will also be available in listen-only mode through the “Investors” section of our website. A replay of the webcast will be available on our website shortly after the call and, for a limited time, by calling (929) 458-6194 or (866) 813-9403 and entering the access code 959638.

Additionally, we posted a supplemental earnings presentation, containing our financial results, trends and outlook, on the “Investors” section of our website prior to the conference call. We will refer to this presentation during the call.

About Viad

Viad (NYSE: VVI), is a leading global provider of extraordinary experiences, including attractions, hospitality, exhibition management services, and experiential marketing through two businesses: Pursuit and GES. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company.

Pursuit is a global attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations. Pursuit’s elevated hospitality experiences enable visitors to discover and connect with world-class attractions, distinctive lodges, and engaging tours in stunning national parks and renowned global travel locations, in addition to experiencing our collection of Flyover Attractions in the vibrant cities of Vancouver, Reykjavik, Las Vegas, and Chicago.

GES is a global exhibition management and experiential marketing company offering a comprehensive range of services to the world’s leading event organizers and brands through two reportable segments, GES Exhibitions and Spiro. GES Exhibitions is a global exhibition and trade show management business that partners with leading exhibition and conference organizers as a full-service provider of strategic and logistics solutions to manage the complexity of their shows with teams throughout North America, Europe, and the Middle East. Spiro is a global experiential marketing agency that partners with leading brands around the world to manage and elevate their experiential marketing activities, bonding brand and customer.

For more information, visit www.viad.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

▪
general economic uncertainty in key global markets and a worsening of global economic conditions;
▪
travel industry disruptions;
▪
the impact of our overall level of indebtedness, as well as our financial covenants, on our operational and financial flexibility;
▪
seasonality of our businesses;
▪
unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
▪
the importance of key members of our account teams to our business relationships;
▪
our ability to manage our business and continue our growth if we lose any of our key personnel;
▪
the competitive nature of the industries in which we operate;
▪
our dependence on large exhibition event clients;
▪
adverse effects of show rotation on our periodic results and operating margins;
▪
transportation disruptions and increases in transportation costs;
▪
natural disasters, weather conditions, accidents, and other catastrophic events;
▪
our exposure to labor cost increases and work stoppages related to unionized employees;
▪
our multi-employer pension plan funding obligations;
▪
our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
▪
our exposure to cybersecurity attacks and threats;
▪
our exposure to currency exchange rate fluctuations;
▪
liabilities relating to prior and discontinued operations;
▪
sufficiency and cost of insurance coverage; and
▪
compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Forward-Looking Non-GAAP Measures

The company has not quantitatively reconciled its guidance for adjusted EBITDA to its respective most comparable GAAP financial measure because certain reconciling items that impact this metric, including provision for income taxes, interest expense, restructuring or impairment charges, transaction-related costs, and attraction start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results as reported under GAAP.

Contact

Carrie Long or Michelle Porhola

Investor Relations

(602) 207-2681

ir@viad.com

VIAD CORP

TABLE ONE - QUARTERLY RESULTS (UNAUDITED)

	Three months ended March 31,
(in thousands, except per share data)	2024	2023	$ Change	% Change

Revenue:
Pursuit	$37,231	$32,663	$4,568	14.0%
GES:
Spiro	61,248	60,362	886	1.5%
GES Exhibitions	175,840	169,497	6,343	3.7%
Inter-segment eliminations	(822)	(1,731)	909	52.5%
Total GES	236,266	228,128	8,138	3.6%
Total revenue	$273,497	$260,791	$12,706	4.9%

Segment operating income (loss):
Pursuit	$(23,831)	$(19,112)	$(4,719)	(24.7%)
GES:
Spiro	4,001	3,174	827	26.1%
GES Exhibitions	11,357	10,410	947	9.1%
Total GES	15,358	13,584	1,774	13.1%
Segment operating loss	$(8,473)	$(5,528)	$(2,945)	(53.3%)
Corporate eliminations	16	16	-	0.0%
Corporate activities (Note A)	(4,433)	(3,165)	(1,268)	(40.1%)
Restructuring charges	(116)	(453)	337	74.4%
Other expense, net	(438)	(531)	93	17.5%
Net interest expense	(11,845)	(12,249)	404	3.3%
Loss from continuing operations before income taxes	(25,289)	(21,910)	(3,379)	(15.4%)
Income tax (expense) benefit (Note B)	(887)	578	(1,465)	**
Loss from continuing operations	(26,176)	(21,332)	(4,844)	(22.7%)
Loss from discontinued operations	(67)	(58)	(9)	(15.5%)
Net loss	(26,243)	(21,390)	(4,853)	(22.7%)
Net loss attributable to noncontrolling interest	923	398	525	**
Net loss attributable to redeemable noncontrolling interest	203	123	80	65.0%
Net loss attributable to Viad	$(25,117)	$(20,869)	$(4,248)	(20.4%)

Amounts Attributable to Viad:
Loss from continuing operations	$(25,050)	$(20,811)	$(4,239)	(20.4%)
Loss from discontinued operations	(67)	(58)	(9)	(15.5%)
Net loss	$(25,117)	$(20,869)	$(4,248)	(20.4%)

Loss per common share attributable to Viad (Note C):
Basic loss per common share	$(1.29)	$(1.10)	$(0.19)	(17.3%)
Diluted loss per common share	$(1.29)	$(1.10)	$(0.19)	(17.3%)

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	21,029	20,751	278	1.3%
Additional dilutive shares related to share-based compensation	-	-	-	**
Diluted weighted-average outstanding common shares	21,029	20,751	278	1.3%

Adjusted EBITDA* by Reportable Segment:
Pursuit	$(11,148)	$(10,315)	$(833)	(8.1%)
GES:
Spiro	4,640	3,737	903	24.2%
GES Exhibitions	14,275	13,007	1,268	9.7%
Total GES	18,915	16,744	2,171	13.0%
Corporate	(3,456)	(3,037)	(419)	(13.8%)
Consolidated Adjusted EBITDA	$4,311	$3,392	$919	27.1%

Capitalization Data:
Cash and cash equivalents	$48,799	$50,818	$(2,019)	(4.0%)
Total debt	488,381	478,422	9,959	2.1%
Viad shareholders' equity	12,247	(4,248)	16,495	**
Non-controlling interests (redeemable and non-redeemable)	91,267	87,452	3,815	4.4%
Convertible Series A Preferred Stock (Note D):
Convertible preferred stock (including accumulated dividends paid in kind)***	141,827	141,827	-	0.0%
Equivalent number of common shares	6,674	6,674	-	0.0%

* Refer to Table Two for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

** Change is greater than +/- 100 percent

*** Amount shown excludes transaction costs, which are netted against the value of the preferred shares when presented on Viad's balance sheet.

VIAD CORP

TABLE ONE - NOTES TO QUARTERLY RESULTS (UNAUDITED)

(A) Corporate Activities -The increase in corporate activities is primarily due to increased transaction-related consulting costs.

(B) Income tax expense – The effective tax rate was a negative 3.5% for the three months ended March 31, 2024 and a positive 2.6% for the three months ended March 31, 2023. The effective rates differed from the 21% federal rate as we do not recognize a tax benefit on losses in the United States and other European countries where we have a valuation allowance. For the three months ended March 31, 2024, we included in the annualized effective rate a $1.1 million benefit for the release of the valuation allowance recorded on the UK tax loss carryforwards. We also recorded a $0.5 million expense to record estimated withholding taxes associated with the repatriation of Sky Lagoon earnings and a valuation allowance against the tax credit generated from this withholding tax. During the three months March 31, 2023, we released the valuation allowance of $2.1 million that was recorded on deferred tax assets associated with certain separate states, which more than offset taxes due in jurisdictions without a valuation allowance.

(C) Income (Loss) per Common Share — We apply the two-class method in calculating income (loss) per common share as preferred stock and unvested share-based payment awards that contain nonforfeitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income per share.

Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or as-converted method. The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities. The as-converted method uses net income (loss) available to common shareholders and assumes conversion of all potential shares including participating securities. Dilutive potential common shares include outstanding stock options, unvested restricted share units and convertible preferred stock.

Additionally, the adjustment to the carrying value of redeemable non-controlling interests is reflected in income (loss) per common share.

The components of basic and diluted income (loss) per share are as follows:

	Three months ended March 31,
(in thousands)	2024	2023	$ Change	% Change

Net loss attributable to Viad	$(25,117)	$(20,869)	$(4,248)	(20.4%)
Convertible preferred stock dividends	(1,950)	(1,950)	-	0.0%
Adjustment to the redemption value of redeemable noncontrolling interest	-	-	-	**
Undistributed income attributable to Viad	(27,067)	(22,819)	(4,248)	(18.6%)
Less: Allocation to participating securities	-	-	-	**
Net loss allocated to Viad common shareholders (basic)	$(27,067)	$(22,819)	$(4,248)	(18.6%)
Add: Allocation to participating securities	-	-	-	**
Net loss allocated to Viad common shareholders (diluted)	$(27,067)	$(22,819)	$(4,248)	(18.6%)

Basic weighted-average outstanding common shares	21,029	20,751	278	1.3%
Additional dilutive shares related to share-based compensation	-	-	-	**
Diluted weighted-average outstanding common shares	21,029	20,751	278	1.3%

** Change is greater than +/- 100 percent

(D) Convertible Series A Preferred Stock — On August 5, 2020, we entered into an Investment Agreement with funds managed by private equity firm Crestview Partners, relating to the issuance of 135,000 shares of newly issued Convertible Series A Preferred Stock, par value $0.01 per share, for an aggregate purchase price of $135 million or $1,000 per share. The Convertible Series A Preferred Stock carries a 5.5% cumulative quarterly dividend, which is payable in cash or in-kind at Viad’s option and is convertible into shares of our common stock at a conversion price of $21.25 per share.

VIAD CORP

TABLE TWO - NON-GAAP FINANCIAL MEASURES (UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Adjusted Net Income (Loss)", "Adjusted EBITDA", "Segment Operating Income (Loss)", and "Adjusted Segment Operating Income (Loss)", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Adjusted Net Income (Loss), Segment Operating Income (Loss), and Adjusted Segment Operating Income (Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA provides useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business. Management also believes that the presentation of Adjusted EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended March 31,
(in thousands, except per share data)	2024	2023	$ Change	% Change
Adjusted net loss:
Net loss attributable to Viad	$(25,117)	$(20,869)	$(4,248)	(20.4%)
Loss from discontinued operations attributable to Viad	67	58	9	15.5%
Loss from continuing operations attributable to Viad	(25,050)	(20,811)	(4,239)	(20.4%)
Restructuring charges, pre-tax	116	453	(337)	(74.4%)
Transaction-related costs and other non-recurring expenses, pre-tax (Note A)	2,877	846	2,031	**
Remeasurement of finance lease obligation attributable to Viad, pre-tax (Note B)	512	(639)	1,151	**
Tax expense (benefit) on above items	(201)	249	(450)	**
Favorable tax matters	-	(2,103)	2,103	(100.0%)
Adjusted net loss	$(21,746)	$(22,005)	$259	1.2%

Adjusted diluted EPS:
Adjusted net loss (as reconciled above)	$(21,746)	$(22,005)	$259	1.2%
Convertible preferred stock dividends	(1,950)	(1,950)	-	0.0%
Undistributed income (loss) before other items attributable to Viad (Note C)	(23,696)	(23,955)	259	1.1%
Less: Allocation to participating securities (Note D)	-	-	-	**
Diluted adjusted net loss allocated to Viad common shareholders	$(23,696)	$(23,955)	$259	1.1%
Diluted weighted-average outstanding common shares	21,029	20,751	278	1.3%
Adjusted diluted EPS	$(1.13)	$(1.15)	$0.02	1.7%

** Change is greater than +/- 100 percent

(A) Transaction-related costs and other non-recurring expenses include:

	Three months ended March 31,
(in thousands)	2024	2023
Acquisition integration costs - Pursuit[1]	$-	$30
Transaction-related costs - Pursuit[1]	3	32
Transaction-related costs - Corporate[2]	859	(3)
Attraction start-up costs[1,3]	1,940	692
Other non-recurring expenses[2,4]	75	95
Transaction-related and other non-recurring expenses, pre-tax	$2,877	$846

1 Included in segment operating loss

2 Included in corporate activities

3 Includes costs primarily related to the development of Pursuit's new FlyOver attraction in Chicago.

4 Includes non-capitalizable fees and expenses related to Viad’s shelf registration in 2024 and Viad’s credit facility refinancing efforts in 2023.

(B) Remeasurement of finance lease obligation attributable to Viad represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation that is attributed to Viad’s 51% interest in Sky Lagoon.

(C) We exclude the adjustment to the redemption value of redeemable noncontrolling interest from the calculation of income before other items per share as it is a non-cash adjustment that does not affect net income or loss attributable to Viad.

(D) Preferred stock and unvested share-based payment awards that contain nonforfeitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income (loss) before other items per common share unless the effect of such inclusion is anti-dilutive. The following table provides the share data used for calculating the allocation to participating securities if applicable:

	Three months ended March 31,
(in thousands)	2024	2023
Weighted-average outstanding common shares	21,029	20,751
Effect of participating convertible preferred shares (if applicable)	-	-
Effect of participating non-vested shares (if applicable)	-	-
Weighted-average shares including effect of participating interests (if applicable)	21,029	20,751

VIAD CORP

TABLE TWO - NON-GAAP FINANCIAL MEASURES CONTINUED (UNAUDITED)

	Three months ended March 31,
($ in thousands)	2024	2023	$ Change	% Change
Viad Consolidated:
Revenue	$273,497	$260,791	$12,706	4.9%

Net loss attributable to Viad	$(25,117)	$(20,869)	$(4,248)	(20.4%)
Net loss attributable to noncontrolling interest	(923)	(398)	(525)	**
Net loss attributable to redeemable noncontrolling interest	(203)	(123)	(80)	(65.0%)
Loss from discontinued operations	67	58	9	15.5%
Net interest expense	11,845	12,249	(404)	(3.3%)
Income tax expense (benefit)	887	(578)	1,465	**
Depreciation and amortization	13,320	12,475	845	6.8%
Restructuring charges	116	453	(337)	(74.4%)
Other expense, net	438	531	(93)	(17.5%)
Start-up costs (A)	1,940	692	1,248	**
Transaction-related costs	862	29	833	**
Integration costs	-	30	(30)	(100.0%)
Other non-recurring expenses	75	95	(20)	(21.1%)
Remeasurement of finance lease obligation (B)	1,004	(1,252)	2,256	**
Consolidated Adjusted EBITDA	$4,311	$3,392	$919	27.1%
Adjusted EBITDA attributable to noncontrolling interest	(1,219)	(645)	(574)	(89.0%)
Consolidated Adjusted EBITDA attributable to Viad	$3,092	$2,747	$345	12.6%

Consolidated Adjusted EBITDA by Business:
Pursuit	$(11,148)	$(10,315)	$(833)	(8.1%)
Total GES	18,915	16,744	2,171	13.0%
Total Segment EBITDA	7,767	6,429	1,338	20.8%
Corporate EBITDA	(3,456)	(3,037)	(419)	(13.8%)
Consolidated Adjusted EBITDA	$4,311	$3,392	$919	27.1%

Pursuit Adjusted EBITDA:
Revenue	$37,231	$32,663	$4,568	14.0%
Cost of services and products	(61,062)	(51,775)	(9,287)	(17.9%)
Segment operating loss	(23,831)	(19,112)	(4,719)	(24.7%)
Depreciation	8,623	8,134	489	6.0%
Amortization	1,113	1,161	(48)	(4.1%)
Start-up costs (A)	1,940	692	1,248	**
Transaction-related costs	3	32	(29)	(90.6%)
Integration costs	-	30	(30)	(100.0%)
Remeasurement of finance lease obligation (B)	1,004	(1,252)	2,256	**
Adjusted EBITDA	$(11,148)	$(10,315)	$(833)	(8.1%)
Adjusted EBITDA attributable to noncontrolling interest	(1,219)	(645)	(574)	(89.0%)
Adjusted EBITDA attributable to Viad	$(12,367)	$(10,960)	$(1,407)	(12.8%)
Pursuit Operating margin	(64.0%)	(58.5%)		(5.5%)
Pursuit Adjusted EBITDA margin	(29.9%)	(31.6%)		1.6%

Total GES Adjusted EBITDA:
Revenue	$236,266	$228,128	$8,138	3.6%
Cost of services and products	(220,908)	(214,544)	(6,364)	(3.0%)
Segment operating income	15,358	13,584	1,774	13.1%
Depreciation	2,682	2,178	504	23.1%
Amortization	875	982	(107)	(10.9%)
Total GES Adjusted EBITDA	$18,915	$16,744	$2,171	13.0%
Total GES Operating margin	6.5%	6.0%		0.5%
Total GES Adjusted EBITDA margin	8.0%	7.3%		0.7%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$4,640	$3,737	$903	24.2%
GES Exhibitions	14,275	13,007	1,268	9.7%
Total GES	$18,915	$16,744	$2,171	13.0%

Spiro Revenue	$61,248	$60,362	$886	1.5%
Spiro Adjusted EBITDA Margin	7.6%	6.2%		1.4%

GES Exhibitions Revenue	$175,840	$169,497	$6,343	3.7%
GES Exhibitions Adjusted EBITDA Margin	8.1%	7.7%		0.4%

** Change is greater than +/- 100 percent

(A) Includes costs primarily related to the development of Pursuit's new FlyOver attraction in Chicago.

(B) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation.